Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Gilthorpe	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hgilthorpe@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS LICENSE REVENUE BY 29%

AND TOTAL REVENUE BY 20% OVER Q1 2010

Non-GAAP EPS Increases to $0.16

PALO ALTO, Calif., March 29, 2011 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its first fiscal quarter, which ended on February 27, 2011.

Total revenue for the first quarter of fiscal 2011 was $185.3 million and net income was $16.0 million, or $0.09 per diluted share. This compares to total revenue of $155.0 million and net income of $10.4 million, or $0.06 per diluted share, as reported for the first quarter of fiscal 2010.

On a non-GAAP basis, net income for the first quarter of fiscal 2011 was $27.3 million or $0.16 per diluted share, compared with $20.0 million or $0.12 per diluted share for the first quarter of fiscal 2010. Non-GAAP operating income for the first quarter of fiscal 2011 was $40.5 million, resulting in a non-GAAP operating margin of 22%. This compares to non-GAAP operating income of $30.4 million, or a 20% non-GAAP operating margin in the first quarter of fiscal 2010. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition related and other expenses and restructuring activities and assume a non-GAAP effective tax rate of 31% and 32% for the first quarter of fiscal years 2011 and 2010, respectively.

“Our business continues to gain steam, as we demonstrated again by delivering the strongest license growth for a Q1 in ten years and a 33% increase in non-GAAP EPS,” said Vivek Ranadivé, TIBCO’s chairman and CEO. “The push for mobility, the emergence of the cloud, and the demand for social collaboration are powerful trends that are generating massive streams of real-time information and creating new possibilities in a connected world. The power and distinctiveness of TIBCO’s middleware platform has never been more apparent. Customers new and old, and across geographies and verticals, are leveraging our event-driven solutions to transform their enterprise and build 21st century, context-aware applications.”

First Quarter Fiscal 2011 Highlights

•	Record Q1 total revenue was $185.3 million;

•	Record Q1 license revenue was $70.1 million;

•	Non-GAAP operating margin was 22%;

•	Repurchased 1.2 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Energy, Transportation & Logistics, Government, and Life Sciences;

•	TIBCO closed 108 deals over $100k and had 14 deals over $1 million; and

•

TIBCO expanded its business with leading companies and agencies in the first quarter such as Apache Corporation, Covance, Le Groupe Casino, HP Defence and Security, IGT, IP Australia, Inland Revenue Authority of Singapore, Maersk Oil, Shell, SkyTeam, and Victoria State Emergency Service.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on April 29, 2011 at www.tibco.com or via dial-in at 800-642-1687 or 706-645-9291. The pass code for both the call and the replay is 48596709.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, the two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2011 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the future continued growth of TIBCO’s business and the ability of TIBCO to benefit from three key trends in enterprise IT: mobility, cloud computing and social collaboration and the resulting streams of real-time information generated from these trends are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks associated with general economic conditions and external market factors, potential fluctuation in TIBCO’s future growth rates, market acceptance of TIBCO’s products and changing market demands, the impact of competition from alternative business models and new product introductions, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2010. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	February 27, 2011	November 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$260,404	$243,989
Short-term investments	1,607	1,504
Accounts receivable, net	151,482	185,740
Prepaid expenses and other current assets	58,922	57,889

Total current assets	472,415	489,122

Property and equipment, net	87,836	88,523
Goodwill	435,389	409,545
Acquired intangible assets, net	103,627	104,818
Long-term deferred income tax assets	72,953	66,671
Other assets	48,130	46,320

Total assets	$1,220,350	$1,204,999

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$18,617	$23,815
Accrued liabilities	74,577	108,576
Deferred revenue	192,701	182,895
Current portion of long-term debt	2,300	2,269
Accrued restructuring costs	1,051	2,714

Total current liabilities	289,246	320,269

Long-term deferred revenue	14,536	15,212
Long-term deferred income tax liabilities	5,465	4,257
Long-term income tax liabilities	16,395	14,044
Long-term debt, less current portion	37,521	38,108
Accrued restructuring costs, less current portion	406	513
Other long-term liabilities	2,705	2,865

Total long-term liabilities	77,028	74,999

Total liabilities	366,274	395,268

Total equity	854,076	809,731

Total liabilities and equity	$1,220,350	$1,204,999

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	February 27, 2011	February 28, 2010
Revenue:
License	$70,085	$54,174
Service and maintenance	115,256	100,870

Total revenue	185,341	155,044

Cost of revenue:
License	8,927	7,396
Service and maintenance	44,020	35,204

Total cost of revenue	52,947	42,600

Gross profit	132,394	112,444

Operating expenses:
Research and development	32,686	28,074
Sales and marketing	62,523	52,703
General and administrative	12,917	11,346
Amortization of acquired intangible assets	4,891	3,708
Acquisition related and other	545	1,045
Restructuring	(33)	—

Total operating expenses	113,529	96,876

Income from operations	18,865	15,568

Interest income	482	204
Interest expense	(1,046)	(985)
Other income (expense), net	(290)	(229)

Income before provision for income taxes and noncontrolling interest	18,011	14,558
Provision for income taxes	1,996	4,118

Net income	16,015	10,440
Less: Net income attributable to noncontrolling interest	62	15

Net income attributable to TIBCO Software Inc.	$15,953	$10,425

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.10	$0.06

Diluted	$0.09	$0.06

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,503	162,593

Diluted	173,486	169,745

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	February 27, 2011	February 28, 2010
Cash flows from operating activities:
Net income	$16,015	$10,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	3,094	3,445
Amortization of acquired intangible assets	9,686	7,322
Stock-based compensation	11,481	6,436
Deferred income tax	(2,387)	(5,115)
Tax benefits related to stock benefit plans	9,545	4,879
Excess tax benefits from stock-based compensation	(9,228)	(3,850)
Other non-cash adjustments, net	(112)	10
Changes in assets and liabilities:
Accounts receivable	38,960	43,658
Prepaid expenses and other assets	(4,388)	2,104
Accounts payable	(5,681)	(4,549)
Accrued liabilities and restructuring costs	(35,216)	(35,272)
Deferred revenue	4,591	10,994

Net cash provided by operating activities	36,360	40,502

Cash flows from investing activities:
Purchases of short-term investments	(71)	—
Maturities and sales of short-term investments	—	152
Acquisitions, net of cash acquired	(22,579)	(29,227)
Proceeds from private equity investments	—	32
Purchases of property and equipment	(1,579)	(1,058)
Restricted cash pledged as security	779	22

Net cash used in investing activities	(23,450)	(30,079)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,575	3,868
Repurchases of the Company’s common stock	(24,430)	(29,564)
Excess tax benefits from stock-based compensation	9,228	3,850
Principal payments on long-term debt	(556)	(527)

Net cash used in financing activities	(183)	(22,373)

Effect of foreign exchange rate changes on cash and cash equivalents	3,688	(2,112)

Net change in cash and cash equivalents	16,415	(14,062)

Cash and cash equivalents at beginning of period	243,989	292,529

Cash and cash equivalents at end of period	$260,404	$278,467

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	February 27, 2011		February 28, 2010
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$18,865	$15,953	$15,568	$10,425
Amortization of intangible assets - cost of revenue	4,795	4,795	3,614	3,614
Amortization of intangible assets - operating expense	4,891	4,891	3,708	3,708
Stock-based compensation - cost of revenue	874	874	642	642
Stock-based compensation - R&D expense	2,649	2,649	1,520	1,520
Stock-based compensation - S&M expense	4,213	4,213	2,255	2,255
Stock-based compensation - G&A expense	3,745	3,745	2,019	2,019
Acquisition related and other	545	545	1,045	1,045
Restructuring	(33)	(33)	—	—
Income tax adjustment for non-GAAP (1)	—	(10,308)	—	(5,278)

Non-GAAP	$40,544	$27,324	$30,371	$19,950

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.09		$0.06

Non-GAAP		$0.16		$0.12

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		173,486		169,745

(1)	The estimated non-GAAP effective tax rate was 31% and 32% for the first quarter of fiscal years 2011 and 2010, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.